SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ECOPETROL S.A.
(Exact Name of Registrant as Specified in Its Charter)

Colombia (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Carrera 7 No. 37 – 69 Bogota – Colombia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-160965

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.625% Notes Due 2019	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1:	Description of Registrant’s Securities to be Registered

The description of the securities to be registered is incorporated by reference to the Registrant’s Registration Statement on F-4/A filed with the U.S. Securities and Exchange Commission on August 31, 2009 (File No. 333-160965) relating to such securities.

Item 2:	Exhibits

4.1	Form of New Notes (incorporated by reference to Exhibit 4.1 to the Company’s Form F-4 filed with the U.S. Securities and Exchange Commission on July 31, 2009 (File No. 333-160965)).

4.2
Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form F-4 filed with the U.S. Securities and Exchange Commission on July 31, 2009 (File No. 333-160965)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ecopetrol S.A.

By:	/s/ Javier G. Gutiérrez
Name: Javier G. Gutiérrez
Title: President and Chief Executive Officer

Date: October 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of New Notes (incorporated by reference to Exhibit 4.1 to the Company’s Form F-4 filed with the U.S. Securities and Exchange Commission on July 31, 2009 (File No. 333-160965)).

4.2
Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form F-4 filed with the U.S. Securities and Exchange Commission on July 31, 2009 (File No. 333-160965)).